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                                                                 EXHIBIT 10.9


                                 AUDIONET, INC.

                             1998 STOCK OPTION PLAN

                                AUGUST 19, 1997
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                               TABLE OF CONTENTS


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ARTICLE I   PURPOSE OF PLAN . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II  EFFECTIVE DATE AND TERM OF PLAN . . . . . . . . . . . . . . . .  1

     2.1 Term of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.2 Effect on Stock Options  . . . . . . . . . . . . . . . . . . . . .  1
     2.3 Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE III SHARES SUBJECT TO PLAN  . . . . . . . . . . . . . . . . . . . .  1

     3.1 Number of Shares . . . . . . . . . . . . . . . . . . . . . . . . .  1
     3.2 Source of Shares . . . . . . . . . . . . . . . . . . . . . . . . .  1
     3.3 Availability of Unused Shares  . . . . . . . . . . . . . . . . . .  2
     3.4 Adjustment Provisions  . . . . . . . . . . . . . . . . . . . . . .  2
     3.5 Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE IV ADMINISTRATION OF PLAN . . . . . . . . . . . . . . . . . . . . .  3

     4.1 Administering Body . . . . . . . . . . . . . . . . . . . . . . . .  3
     4.2 Authority of Administering Body  . . . . . . . . . . . . . . . . .  3
     4.3 No Liability . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     4.4 Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     4.5 Other Compensation Plans . . . . . . . . . . . . . . . . . . . . .  5
     4.6 Plan Binding on Successors . . . . . . . . . . . . . . . . . . . .  5
     4.7 References to Successor Statutes, Regulations and Rules  . . . . .  5
     4.8 Issuances for Compensation Purposes Only . . . . . . . . . . . . .  5
     4.9 Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . .  5
     4.10 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE V GENERAL AWARD PROVISIONS  . . . . . . . . . . . . . . . . . . . .  6

     5.1 Participation in the Plan  . . . . . . . . . . . . . . . . . . . .  6
     5.2 Stock Option Documents . . . . . . . . . . . . . . . . . . . . . .  6
     5.3 Exercise of Stock Options  . . . . . . . . . . . . . . . . . . . .  6
     5.4 Payment for Stock Options  . . . . . . . . . . . . . . . . . . . .  7
     5.5 No Employment Rights . . . . . . . . . . . . . . . . . . . . . . .  7
     5.6 Restrictions Under Applicable Laws and Regulations . . . . . . . .  8
     5.7 Additional Conditions  . . . . . . . . . . . . . . . . . . . . . .  9
     5.8 No Privileges of Stock Ownership . . . . . . . . . . . . . . . . .  9
     5.9 Nonassignability . . . . . . . . . . . . . . . . . . . . . . . . .  9
     5.10 Information to Recipients . . . . . . . . . . . . . . . . . . . . 10



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     5.11 Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.12 Legends on Stock Options and Stock Certificates . . . . . . . . . 10
     5.13 Effect of Termination of Employment on Stock Options  . . . . . . 11
     5.14 Limits on Stock Options to Certain Eligible Persons . . . . . . . 12

ARTICLE VI STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 12

     6.1 Nature of Stock Options  . . . . . . . . . . . . . . . . . . . . . 12
     6.2 Option Exercise Price  . . . . . . . . . . . . . . . . . . . . . . 12
     6.3 Option Period and Vesting  . . . . . . . . . . . . . . . . . . . . 12
     6.4 Special Provisions Regarding Incentive Stock Options . . . . . . . 13

ARTICLE VII REORGANIZATIONS . . . . . . . . . . . . . . . . . . . . . . . . 13

     7.1 Corporate Transactions Not Involving a Change in Control . . . . . 13
     7.2 Corporate Transactions Involving a Change in Control . . . . . . . 13

ARTICLE VIII DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 14



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
                                 AUDIONET, INC.
                             1998 STOCK OPTION PLAN

                       -----------------------------------

                                   ARTICLE I
                                PURPOSE OF PLAN

         The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in
Article VIII.

                                   ARTICLE II
                        EFFECTIVE DATE AND TERM OF PLAN

         2.1 TERM OF PLAN. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

         2.2 EFFECT ON STOCK OPTIONS. Stock Options may be granted during the Plan Term, but no Stock Options may be granted after the Plan Term. Notwithstanding the foregoing, each Stock Option properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Stock Option has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

         2.3 STOCKHOLDER APPROVAL. This Plan shall be approved by the Company's stockholders within 12 months after the Effective Date. The effectiveness of any Stock Options granted prior to such stockholder approval shall be subject to such stockholder approval.

                                  ARTICLE III
                             SHARES SUBJECT TO PLAN

         3.1 NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued pursuant to Stock Options granted under this Plan shall be 2,800,000, subject to adjustment as set forth in Section 3.4.

         3.2 SOURCE OF SHARES. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation shares purchased on the open market.

         3.3 AVAILABILITY OF UNUSED SHARES. Shares of Common Stock subject to unexercised portions of any Stock Option granted under this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Stock Options under this Plan that are reacquired by the Company pursuant to the terms of the Stock Options under which such shares were issued, will again become available for the grant of further Stock Options under this Plan.

         3.4     ADJUSTMENT PROVISIONS.

                 (a) If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares subject to this Plan as provided in Section 3.1, (2) the number and kind of shares or other securities subject to then outstanding Stock Options and/or (3) the price for each share or other unit of any other securities subject to then outstanding Stock Options.

                 (b) No fractional interests will be issued under this Plan resulting from any adjustments.

                 (c) To the extent any adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive.

                 (d) The grant of Stock Options pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                 (e) No adjustment to the terms of an Incentive Stock Option shall be made unless such adjustment either (i) would not cause such Option to lose its status as an Incentive Stock Option or (ii) is agreed to in writing by the Administering Body and the Recipient.

         3.5 RESERVATION OF SHARES. The Company will at all times reserve and keep available such number of shares of Common Stock as shall equal at least the number of shares of Common Stock subject to then outstanding Stock Options issuable in shares of Common Stock under this Plan.

                                   ARTICLE IV
                             ADMINISTRATION OF PLAN

         4.1     ADMINISTERING BODY.

                 (a) Subject to the provisions of Section 4.1(b)(ii), this Plan shall be administered by the Board or by the Stock Option Plan Committee of the Board appointed pursuant to Section 4.1(b).

                 (b)      (i)     The Board in its sole discretion may from
time to time appoint a Stock Option Plan Committee of not less than two Board members to administer this Plan and, subject to applicable law, to exercise all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two) the number of members of the Stock Option Plan Committee, remove from membership on the Stock Option Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Stock Option Plan Committee, whether caused by removal, resignation or otherwise.
The Board may disband the Stock Option Plan Committee at any time and revest in the Board the administration of this Plan.

                          (ii)    Notwithstanding the foregoing provisions of
this Section 4.1(b) to the contrary, upon becoming and so long as the Company remains an Exchange Act Registered Company, (1) the Board shall appoint the Stock Option Plan Committee, (2) this Plan shall be administered by the Stock Option Plan Committee and (3) each member of the Stock Option Plan Committee shall be a Non-employee Director, and, in addition, if Stock Options are to be made to persons subject to Section 162(m) of the IRC and such Stock Options are intended to constitute Performance-Based Compensation, then each member of the Stock Option Plan Committee shall, in addition to being a Non-employee Director, be an Outside Director.

                          (iii)   The Stock Option Plan Committee shall report
to the Board the names of Eligible Persons granted Stock Options, the number of shares of Common Stock covered by each Stock Option and the terms and conditions of each such Stock Option.

         4.2     AUTHORITY OF ADMINISTERING BODY.

                 (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to interpret and construe this Plan and any Stock Option Documents or other documents defining the rights and obligations of the Company and Optionees hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable, and otherwise to carry out the terms of this Plan and such Stock Option Documents and other documents. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Stock Option shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Stock Options shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Stock Options.

                 (b) Subject to the express provisions of this Plan, the Administering Body may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Stock Options shall be granted, the nature of each Stock Option, the number of shares of Common Stock that make up or underlie each Stock Option, the period for the exercise of each Stock Option, and such other terms and conditions applicable to each individual Stock Option as the Administering Body shall determine. The Administering Body may grant at any time new Stock Options to an Eligible Person who has previously received Stock Options whether such prior Stock Options are still outstanding, have previously been exercised as a whole or in part, or are canceled in connection with the issuance of new Stock Options. The Administering Body may grant Stock Options singly, in combination or in tandem with other Stock Options, as it determines in its discretion. Any and all terms and conditions of the Stock Options, including exercise price, may be established by the Administering Body without regard to existing Stock Options.

                 (c) Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; provided, however, that (i) if the Administering Body is the Stock Option Plan Committee and consists of two members, then actions of the Administering Body must be unanimous and (ii) if the Administering Body is the Board, actions taken at a meeting of the Board shall be valid if approved by directors constituting a majority of the required quorum for such meeting.

         4.3 NO LIABILITY. No member of the Board or the Stock Option Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Stock Option or any transaction arising under this Plan or any Stock Option, except in circumstances constituting bad faith of such member.

         4.4     AMENDMENTS.

                 (a) The Administering Body may, insofar as permitted by applicable law, rule or regulation, from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Stock Options hereunder, including those granted before such revision or amendment; provided, however, that no such revision or amendment shall alter, impair or diminish any rights or obligations under any Stock Option previously granted under this Plan, without the written consent of the Optionee. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision shall be required unless (i) such approval is required by applicable law, rule or regulation or (ii) an amendment or revision to this Plan would materially increase the number of shares subject to this Plan (as adjusted under Section 3.4), materially modify the requirements as to eligibility for participation in this Plan, extend the final date upon which Stock Options may be granted under this Plan, or otherwise materially increase the benefits accruing to Recipients in a manner not specifically contemplated herein, or affect this Plan's compliance with Rule 16b-3 or applicable provisions of or regulations under the IRC, and stockholder approval of the amendment or revision is required to comply with Rule 16b-3 or applicable provisions of or rules under the IRC.

                 (b) The Administering Body may, with the written consent of an Optionee, make such modifications in the terms and conditions of a Stock Option as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion with the written consent of Optionee, at any time and from time to time after the grant of any Stock Option accelerate or extend the vesting or exercise period of any Stock Option as a whole or in part, and adjust or reduce the exercise price of Stock Options held by such Optionee by cancellation of such Stock Options and granting of Stock Options at lower or exercise prices or by modification, extension or renewal of such Stock Options. In the case of Incentive Stock Options, Recipients acknowledge that extensions of the exercise period may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.

                 (c) Except as otherwise provided in this Plan or in the applicable Stock Option Document, no amendment, revision, suspension or termination of this Plan will, without the written consent of the Optionee, alter, terminate, impair or adversely affect any right or obligation under any Stock Option previously granted under this Plan.

         4.5 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and this Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

         4.6 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

         4.7 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

         4.8 ISSUANCES FOR COMPENSATION PURPOSES ONLY. This Plan constitutes an "employee benefit plan" as defined in Rule 405 promulgated under the Securities Act. Stock Options to eligible employees or directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise. Stock Options to consultants and advisors shall be granted only in exchange for bona fide services rendered by such consultants or advisors and such services must not be in connection with the offer and sale of securities in a capital-raising transaction.

         4.9 INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

         4.10 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

                                   ARTICLE V
                             GENERAL AWARD PROVISIONS

         5.1     PARTICIPATION IN THE PLAN.

                 (a) A person shall be eligible to receive grants of Stock Options under this Plan if, at the time of the grant of the Stock Option, such person is an Eligible Person.

                 (b) Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

                 (c) Notwithstanding anything to the contrary herein, the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Stock Options to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

         5.2     STOCK OPTION DOCUMENTS.

                 (a) Each Stock Option granted under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and by the Recipient or, in the Stock Option Plan Committee's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Stock Option as the Stock Option Plan Committee may in its discretion determine. Stock Option Documents may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Stock Option Document. Any Stock Option Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Stock Option Plan Committee.

                 (b) In case of any conflict between this Plan and any Stock Option Document, this Plan shall control.

         5.3 EXERCISE OF STOCK OPTIONS. No Stock Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock (or such other amount as is set forth in the applicable Stock Option Documents) may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number at the time available for purchase under the terms of the Stock Option. A Stock Option shall be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Optionee, together with payment of the exercise price made in accordance with Section 5.4 and any amounts required under Section 5.11. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Stock Option Documents, such conditions upon the exercise of Stock Options (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under
Section 5.12 or other applicable section of or regulation under the IRC.

         5.4     PAYMENT FOR STOCK OPTIONS.

                 (a) The exercise price or other payment for a Stock Option shall be payable upon the exercise of a Stock Option pursuant to a Stock Option granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.

                 (b) The Company may assist any person to whom Stock Options are granted hereunder (including without limitation any officer or director of the Company) in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of that Stock Option, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body.

                 (c) In the discretion of the Administering Body, Stock Options may be exercised by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Stock Option and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body, or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Stock Options previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance; provided, however, that the Administering Body may, in the exercise of its discretion,
(i) allow exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) allow the Company to loan the exercise price to the Optionee, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the exercise price and amounts required pursuant to Section 5.11.

         5.5 NO EMPLOYMENT RIGHTS. Nothing contained in this Plan (or in Stock Option Documents or in any other documents related to this Plan or to Stock Options granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ of the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of Stock Options pursuant to this Plan, the Company shall have the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of Stock Options pursuant to this Plan did not exist, including without limitation with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of Stock Options pursuant to this Plan shall be determined by the Administering Body and the Administering Body's determination thereof shall be final and binding.

         5.6     RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

                 (a) All Stock Options granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Stock Options granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Options or the issuance, if any, or purchase of shares in connection therewith, such Stock Options may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

                 (b) The Company shall be under no obligation to register or qualify the issuance of Stock Options or underlying shares under the Securities Act or applicable state securities laws. Unless the issuance of Stock Options and underlying shares have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Stock Options or underlying shares of Common Stock covered by any Stock Options unless the Stock Options and underlying shares may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Optionee to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Optionee is acquiring such Stock Options and underlying shares for such Optionee's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such shares. The Administering Body may also require the Optionee to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Optionee and as to any other conditions for compliance with any such exemptions from registration or qualification.

         5.7 ADDITIONAL CONDITIONS. Any Stock Option may also be subject to such other provisions (whether or not applicable to any other Stock Option or Optionee) as the Administering Body determines appropriate including without limitation provisions to assist the Optionee in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Optionee elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

         5.8 NO PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise set forth herein, an Optionee shall have no rights as a stockholder with respect to any shares issuable or issued in connection with the Stock Option until the date of the receipt by the Company of all amounts payable in connection with exercise of the Stock Option and performance by the Optionee of all obligations thereunder. Status as an Eligible Person shall not be construed as a commitment that any Stock Option will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Stock Option granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive Stock Options hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

         5.9     NONASSIGNABILITY.         No Stock Option granted under this
Plan shall be assignable or transferable except (a) by will or by the laws of descent and distribution, or (b) subject to the final sentence of this Section 5.9, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administering Body and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership; provided, however, that the Administering Body may in the applicable Stock Option Document evidencing Stock Options granted hereunder or at any time thereafter provide that Stock Options granted hereunder may be transferred without consideration by the Recipient, subject to such rules as the Administering Body may adopt to preserve the purposes of the Plan, to one or more Permitted Transferees; provided further, that the Recipient gives the Administering Body advance written notice describing the terms and conditions of the proposed transfer and the Administering Body notifies the Recipient in writing that such transfer would comply with the requirements of the Plan and any applicable Stock Option Document. The terms of any Stock Option transferred to Permitted Transferees in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Stock Options, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise any transferred Stock Options unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Stock Option if the Administering Body determines that such a registration statement is necessary or appropriate. During the lifetime of an Optionee, Stock Options shall be exercisable only by the Optionee or such person's guardian or legal representative.

         Notwithstanding the foregoing, (a) no Stock Option owned by an Optionee subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3, and (b) Incentive Stock Options (or other Stock Options subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC (or any comparable or successor provision) or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

         5.10    INFORMATION TO OPTIONEES.

                 (a) The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Optionees and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including without limitation applicable federal and state securities laws, rules and regulations.

                 (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Optionee's agreement that the Optionee shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require an Optionee to acknowledge the Optionee's obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to the Optionee's obligations under this Section 5.10(b)).

         5.11 WITHHOLDING TAXES. Whenever the granting, vesting or exercise of any Stock Option granted under this Plan, or the transfer of any shares issued upon exercise of any Stock Option, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to issuance of such shares. The Administering Body may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with Stock Options.

         5.12 LEGENDS ON STOCK OPTIONS AND STOCK CERTIFICATES. Each Stock Option Document and each certificate representing shares acquired upon or exercise of Stock Options shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Stock Option Document and/or the certificate. The determination of which legends, if any, shall be placed upon Stock Option Documents or the certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

         5.13    EFFECT OF TERMINATION OF EMPLOYMENT ON STOCK OPTIONS.

                      (a)         TERMINATION FOR JUST CAUSE.  Subject to
Section 5.13(c), and except as otherwise provided in a written agreement between the Company and the Optionee which may be entered into at any time before or after termination of employment of the Recipient, in the event of a Just Cause Dismissal of a Recipient, all of the Optionee's unexercised Stock Options, whether or not vested, shall expire and become unexercisable as of the date of such Just Cause Dismissal.

                      (b) TERMINATION OTHER THAN FOR JUST CAUSE DISMISSAL. Subject to Section 5.13(c) and except as otherwise provided in a written agreement between the Company and the Optionee, which may be entered into at any time before or after termination of employment, in the event of a Recipient's termination of employment for:

                                  (i) any reason other than for Just Cause Dismissal, death, Permanent Disability or normal retirement, the Optionee's Stock Options, whether or not vested, shall expire and become unexercisable as of the earlier of (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed and (B) 30 days after the date of employment termination.

                                  (ii)     death, Permanent Disability or
                 normal retirement, the Optionee's unexercised Stock Options shall, whether or not vested, expire and become unexercisable as of the earlier of (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed and (B) six months after the date of employment termination.

                      (c)         ALTERATION OF VESTING AND EXERCISE PERIODS.
Notwithstanding anything to the contrary in Section 5.13(a) or Section 5.13(b), the Administering Body may in its discretion designate shorter or longer periods to exercise Stock Options following a Recipient's termination of employment; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the instrument that evidences the grant to the Optionee of such Stock Options or if such shorter period is agreed to in writing by the Optionee. Notwithstanding anything to the contrary herein, Stock Options shall be exercisable by a an Optionee following such Optionee's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; and provided, further, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Stock Options that had not become exercisable on or prior to the date of such termination.

                      (d) LEAVE OF ABSENCE. In the case of any employee on an approved leave of absence, the Administering Body may make such provision respecting continuance of Stock Options as the Administering Body in its discretion deems appropriate, except that in no event shall a Stock Option be exercisable after the date such Stock Option would expire in accordance with its terms had the Recipient remained continuously employed.

         5.14 LIMITS ON STOCK OPTIONS TO ELIGIBLE PERSONS. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Stock Options hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted any Stock Options with respect to more than 250,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.14 shall be subject to adjustment as provided in
Section 3.4 or under Article VII, but only to the extent such adjustment would not affect the status of compensation attributable to Stock Options hereunder as Performance-Based Compensation.

                                 ARTICLE VI
                                STOCK OPTIONS

         6.1 NATURE OF STOCK OPTIONS. Stock Options may be Incentive Stock Options or Non-qualified Stock Options.

         6.2 OPTION EXERCISE PRICE. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Option. The Administering Body may, with the consent of the Optionee and subject to compliance with statutory or administrative requirements applicable to Incentive Stock Options, amend the terms of any Stock Option to provide that the exercise price of the shares remaining subject to the Stock Option shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Stock Option that is amended in accordance with the foregoing shall be required, although the Administering Body may, in its discretion, make such further modifications of any such Stock Option as are not inconsistent with this Plan.

         6.3 OPTION PERIOD AND VESTING. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body, except that exercise of such Stock Options after termination of the Recipient's employment shall be subject to Section 5.13. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than 10 years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Stock Option Document. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Option as a whole or in part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

         6.4     SPECIAL PROVISIONS REGARDING INCENTIVE STOCK OPTIONS.

          (a) Notwithstanding anything in this Article VI to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and
(ii) that the Incentive Stock Option not be exercisable after the expiration of five years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

          (b) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.

          (c) Any Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.

                                  ARTICLE VII
                                REORGANIZATIONS

         7.1 CORPORATE TRANSACTIONS NOT INVOLVING A CHANGE IN CONTROL. If the Company shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Stock Option outstanding under this Plan shall thereafter be exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Stock Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Stock Option in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

         7.2 CORPORATE TRANSACTIONS INVOLVING A CHANGE IN CONTROL. As of the effective time and date of any Change in Control, this Plan and any then outstanding Stock Options (whether or not vested) shall automatically terminate unless (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Stock Options, or for the substitution for such Stock Options of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Stock Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or
(b) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Stock Options (whether or not vested), including without limitation (i) accelerating the vesting of outstanding Stock Options and/or (ii) providing for the cancellation of Stock Options and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Stock Options would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 7.2, this Plan and the Stock Options shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause
(a) or (b) hereof, then any Optionee holding outstanding Stock Options shall have the right, at such time immediately prior to the consummation of the Change in Control as the Board shall designate, to exercise the Optionee's Stock Options to the full extent not theretofore exercised, including any installments which have not yet become vested.

                                  ARTICLE VIII
                                  DEFINITIONS

         Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

         "ADMINISTERING BODY" shall mean the Board as long as no Stock Option Plan Committee has been appointed and is in effect and shall mean the Stock Option Plan Committee as long as the Stock Option Plan Committee is appointed and in effect.

         "AFFILIATED ENTITY" means any Parent Corporation or Subsidiary Corporation.

         "BOARD" means the Board of Directors of the Company.

         "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occur:

                 (a) Any Person becomes after the Effective Date the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                 (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

                 (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

                         (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing five percent (5%) or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

                         (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

                 (d) Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company.

Notwithstanding the foregoing, a Change in Control of the type described in paragraph (b), (c) or (d) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (a) shall be deemed to be completed as of the date the entity or group attaining thirty percent (30%) or greater ownership has elected its representatives to the Company's Board of Directors and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of employee's employment.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the common stock of the Company, par value $0.01 per share, as constituted on the Effective Date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Stock Options under Section 3.4 above.

         "COMPANY" means AudioNet, Inc., a Delaware corporation.

         "EFFECTIVE DATE" means August 19, 1997, which is the date this Plan was adopted by the Board.

         "ELIGIBLE PERSON" shall include directors (other than non-employee directors of the Company), officers, employees, consultants and advisors of the Company or of any Affiliated Entity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE ACT REGISTERED COMPANY" means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

         "EXPIRATION DATE" means the tenth anniversary of the Effective Date.

         "FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the average of the highest and lowest sale prices of the stock quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The Nasdaq Small Cap Market on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the Fair Market Value of the stock on the date an option is granted); or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administering Body; provided, however, that (i) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (ii) if the stock is traded on the Nasdaq Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC.

         "IMMEDIATE FAMILY" means the Recipient's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

         "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "JUST CAUSE DISMISSAL" shall mean a termination of a Recipient's employment for any of the following reasons: (a) the Recipient violates any reasonable rule or regulation of the Board, the Company's Chief Executive Officer or the Recipient's superiors that results in damage to the Company or which, after written notice to do so, the Recipient fails to correct within a reasonable time; (b) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (c) any willful failure to perform the Recipient's job as required to meet Company objectives;
(d) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes a misappropriation of Company assets; (e) the Recipient's performing services for any other person or entity which competes with the Company while the Recipient is employed by the Company, without the written approval of the Chief Executive Officer of the Company; or (f) any other conduct that the Administering Body determines constitutes Just Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company providing for just cause dismissal (or some comparable notion) of Recipient from Recipient's employment with the Company, "Just Cause Dismissal" for purposes of this Plan shall have the same meaning as ascribed thereto or to such comparable notion in such employment agreement.

         "NON-EMPLOYEE DIRECTOR" means any director of the Company who qualifies as a "non-employee director" within the meaning of Rule 16b-3.

         "NON-QUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

         "OPTIONEE" means a Recipient or the Recipient's successor in interest.

         "OUTSIDE DIRECTOR" means an "outside director" as defined in the regulations adopted under Section 162(m) of the IRC.

          "PARENT CORPORATION" means any Parent Corporation as defined in
Section 424(e) of the IRC.

         "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Stock Option is not based solely on an increase in the value of Common Stock after the date of grant or award, the Stock Option Plan Committee, in order to qualify Stock Options as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such Stock Options on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) cash flow; (b) earnings per share (including earning before interest, taxes, and amortization); (c) return on equity; (d) total stockholder return; (e) return on capital; (f) return on assets or net assets; (g) income or net income; (h) operating income or net operating income; (i) operating margin; (j) return on operating revenue; (k) attainment of stated goals related to the Company's capitalization, costs, financial condition or results of operations; and (l) any other similar performance criteria.

         "PERSON" means any person, entity or group, within the meaning of
Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Company and its subsidiaries, (b) any employee stock ownership or other employee benefit plan maintained by the Company that is qualified under ERISA and (c) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

         "PERMANENT DISABILITY" shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Stock Option Plan Committee with respect to any Stock Option, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 5.13(b)(ii) hereof, Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the IRC.

         "PERMITTED TRANSFEREE" means (a) the Recipient's Immediate Family; (b) a trust solely for the benefit of the Recipient and/or his or her Immediate Family; or (c) a partnership or limited liability company the partners or shareholders of which are limited to the Recipient and his or her Immediate Family.

         "PLAN" means this 1997 Stock Option Plan of the Company.

         "PLAN TERM" means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

         "RECIPIENT" means a person who has received Stock Options under this Plan.

         "REORGANIZATION" means any merger, consolidation or other reorganization.

         "RULE 16b-3" means Rule 16b-3 under the Exchange Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SIGNIFICANT STOCKHOLDER" is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

         "STOCK OPTION" means a right to purchase stock of the Company granted under Article VI of this Plan to an Eligible Person.

         "STOCK OPTION DOCUMENT" means the agreement or confirming memorandum setting forth the terms and conditions of Stock Options.

         "STOCK OPTION PLAN COMMITTEE" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

        "SUBSIDIARY CORPORATION" means any Subsidiary Corporation as defined in Section 425(f) of the IRC.